SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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  X   Filed by the Registrant
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      Filed by a Party other than the Registrant
------


Check the appropriate box:

------                              ----
      Preliminary Proxy Statement        Confidential, For Use of the Commission
------                              ---- Only (as permitted by Rule 14a-6(e)(2))
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  X   Definitive Proxy Statement
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      Definitive Additional Materials
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------
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                   IMMUCOR, INC. (Commission File No. 0-14820)
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

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      No fee required.
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  X   Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
------

      (1)    Title of each class of securities to which transaction applies;

      (2)    Aggregate number of securities to which transaction applies;

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

      (4)    Proposed maximum aggregate value of transaction;

      (5)    Total fee paid.

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      Fee paid previously with preliminary materials.
------
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      Check box if any part of the fee is offset as provided by Exchange Act
------Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.


      (1) Amount previously paid;

      (2) Form, Schedule or Registration Statement No.;

      (3) Filing Party;

      (4) Date Filed.

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                          Norcross, Georgia 30091-5625

     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 15, 2002.

     Notice hereby is given that the 2002 Annual Meeting of Shareholders (the "Meeting") of Immucor, Inc. will be held on Friday, November 15, 2002, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071 for the following purposes:

1. To elect eight directors to serve a one-year term,

2. To approve the Immucor, Inc. 2002 Stock Option Plan; and

3. To transact such other business as properly may come before the Meeting or any adjournment thereof.


     Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on October 22, 2002 will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.

                                    By Order of the Board of Directors,



                                    STEVEN C.  RAMSEY,
                                    Secretary

                                    October 25, 2002

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                             Norcross, GA 30091-5625

                                 PROXY STATEMENT

                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 15, 2002


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Immucor, Inc. ("Immucor" or the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Friday, November 15, 2002, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company.

     The Annual Meeting will be held at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to shareholders on or about October 25, 2002. A copy of the Company's 2002 Annual Report is being mailed to the Company's shareholders along with this Proxy Statement.

     The record date for shareholders entitled to vote at the Meeting is the close of business on Thursday, October 22, 2002. As of October 4, 2002, the Company had outstanding and eligible to be voted 12,385,264 shares of Common Stock, $.10 par value ("Common Stock"), with each share entitled to one vote. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Meeting. The Company implemented a three-for-two stock split on September 13, 2002 to shareholders of record as of the close of business on August 26, 2002. The split was effected in the form of a 50% stock dividend. All share and per share amounts disclosed in this document have been restated to reflect this stock split.


     If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

     o FOR the election of the nominees for director set forth in "Proposal 1: Election of Directors" on page 2;

          and

     o    FOR the approval of the Immucor, Inc. 2002 Stock Option Plan.

     In addition, if other matters come before the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. Immucor has not received notice of other matters that may properly be presented at the Meeting. You may revoke your proxy at any time prior to the start of the Meeting by: (1) submitting a later-dated vote in person at the Meeting, or (2) delivering instructions to Immucor's corporate secretary at 3130 Gateway Drive, P.O. Box 5625, Norcross, GA 30091-5625.

     For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares that abstain from voting for the election of directors will have no effect on the vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but they are counted as present for purposes of determining the existence of a quorum at the Meeting.

Proposal One--The Election of Eight Directors

Election of Directors

     At the Meeting of shareholders, eight directors, constituting the entire board of directors of the Company (the "Board of Directors"), are to be elected to hold office until the next annual meeting of shareholders (that is, until the annual meeting of shareholders held in the year 2003), or until their successors are duly elected and qualified.

     Directors will be elected by a plurality of the shares present and voting at the meeting. A plurality means that the eight nominees who receive the largest number of votes are elected as directors. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

     The following eight persons were nominated by the Board of Directors. Each of these eight nominees has agreed to be identified in this proxy statement and to serve if elected. The nominees, their ages, the years in which they began serving as directors and their business experience are set forth below.


                                                                                     Director
Name                             Age        Position with Company                      Since

Edward L. Gallup                 63 Chairman of the Board of Directors, President and   1982
                                    Chief Executive Officer
Ralph A. Eatz                    58 Director and Senior Vice President-- Operations     1982
Dr. Gioacchino DeChirico         49 Director and Director of European Operations        1994
Daniel T. McKeithan              78 Director                                            1983
Didier L. Lanson                 52 Director                                            1989
Joseph E. Rosen                  58 Director                                            1998
Roswell S. Bowers                53 Director                                            2001
Dr. Mark Kishel                  56 Director                                            2002


     Edward L. Gallup has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its founding. Mr. Gallup has worked in the blood banking business for over 35 years.

     Ralph A. Eatz, who has been working in the blood banking reagent field for over 30 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since December 1988.

     Dr. Gioacchino DeChirico has been Director of European Operations since May 1998 and previous to that, President of Immucor Italia S.r.l. since February 1994. From 1989 until 1994, Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company, employed him in the United States, as General Manager, Immunocytometry, with worldwide responsibility. From 1979 until 1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including Product Manager and European Marketing Manager for Immunology and Infectious Disease products. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that among other things produces and distributes blood banking reagents. The Company acquired Immucor Italia S.r.l. on September 30, 1991.

     Daniel T. McKeithan became a director of the Company in February 1983. Mr. McKeithan is presently self-employed as a consultant to health care companies. From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive Vice President of Operations. Mr. McKeithan also has 30 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostic Systems Division. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that among other things produces and distributes blood banking reagents.

     Didier L. Lanson became a director of the Company in October 1989. Since July 2002, he serves as consultant for biotech and software companies. Between November 1999 and April 2002, he served as CEO of a start up company GenOdyssee S.A, a functional genomic company. From September 1992 until March 1999, he first served as Vice President, Europe and then Vice President Global Operations and International Affairs of SyStemix Inc., a Novartis Company. SyStemix was a company developing therapeutic products for diseases of the blood and immune system. He was a Director and the President and CEO of Diagnostics Transfusion ("DT"), a French corporation, which develops, manufactures and distributes reagent products from 1987 until April 1991.

     Joseph E. Rosen became a director of the Company in April 1998. He currently is General Manager, Global Plasma Sourcing for BioLife Plasma
Services. Previously, Mr. Rosen had been employed in various capacities at Sera-Tec Biologicals since its inception in 1969 and had served as its president since 1986. Mr. Rosen is currently serving as Chairman of the Board of the PPTA Source, the plasma collection industry trade group, and has been a member of the board of directors of several public and private health care companies. He has over 30 years of experience in the blood banking industry.

     Roswell S. Bowers became a director of the Company in December 2001. Mr. Bowers has extensive experience in the financial services industry. He began his career in 1971 with Citizens & Southern National Bank, a predecessor of NationsBank and Bank of America. He held a variety of leadership positions in commercial, corporate and international banking during his career. He retired from Bank of America in 2001, where his most recent position was Executive Vice President and National Commercial Credit Process Executive. He has served on the Advisory Committee of Alliance Technology Ventures, an early-stage venture capital firm investing in communications technology, Internet infrastructure and life science startups. Mr. Bowers is a past member of the Board of Trustees of Egleston Children's Health Care System, Inc., the Board of Trustees of the
Georgia Tech Alumni Association, the Board of Directors of the Georgia Tech School of Management and has served on numerous other civic boards and committees.

     Mark Kishel, MD., FAAP became a director of the Company in February 2002. Dr. Kishel is President and CEO of Emedicine Solutions, Inc. and a co-founder of WellStreet, Inc. Dr. Kishel has an extensive medical background and from 1993 to 2001 he was the Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia, Inc. In addition, Dr. Kishel co-founded the Center for Healthcare Improvement, a joint research and teaching collaborative between the Medical College of Georgia and Blue Cross Blue Shield of Georgia. Dr. Kishel is also a director for A.D.A.M. Inc. He is board certified in Pediatrics and is an Assistant Clinical Professor of Medicine at the Medical College of Georgia.


Executive Officers

Name                            Age      Position with Company                                   Since

Edward L. Gallup                 63      President and Chief Executive Officer                   1982
Ralph A. Eatz                    58      Senior Vice President-- Operations                      1982
Dr. Gioacchino DeChirico         49      Director of European Operations                         1994
Steven C. Ramsey                 53      Vice President-- Chief Financial Officer and Secretary  1998
Patrick Waddy                    45      President of Dominion Biologicals Limited and           1996
                                         European Finance Director

The career synopses of certain Executive Officers not listed below are contained in the previous section entitled "Election of Directors."

     Steven C. Ramsey has been Vice President and Chief Financial Officer since March 1998. Prior to such time, Mr. Ramsey worked for six years at International Murex Technologies Corporation, the last three as Chief Financial Officer. He has more than 26 years of financial management experience.

     Patrick Waddy has been the European Finance Director since March 1999. Mr. Waddy has been with Dominion Biologicals Limited since March 1988 and has served as President for the past six years. The Company acquired Dominion Biologicals in December 1996.

     There are no family relationships among any of the directors or executive officers of the Company.

     For information concerning the number of shares of the Company's Common Stock held by each nominee, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES WHOSE NAME APPEARS ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock of Immucor beneficially owned by each director, certain executive officers, and by each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and by all of the executive officers and directors of the Company as a group. The information provided is as of September 20, 2002 except where indicated.

Name of Beneficial Owner                    Amount and Nature
(and address for those                       of Beneficial            Percent
owning more than five percent)               Ownership of (1)       of Class(1)
------------------------------              -----------------       -----------

Edward L. Gallup                                 264,536  (2)          2.2%

Ralph A. Eatz                                    381,789  (2)          3.1%

Dr. Gioacchino DeChirico                          99,375  (2)            *

Steven C. Ramsey                                   7,500                 *

Patrick D. Waddy                                  82,125  (3)            *

Didier L. Lanson                                  11,250  (4)            *

Daniel T. McKeithan                               70,917  (5)            *

Joseph E. Rosen                                    6,375  (6)            *

Roswell S. Bowers                                  7,500                 *

Dr. Mark Kishel                                     None               None

Palisade Capital Management, L.L.C.              903,375  (7)          7.4%
One Bridge Plaza North, Suite 695
Fort Lee, NJ 07024-7502

All directors and executive officers             931,367  (8)          7.5%
as a group (eight persons)

-------------------------------
         * less than 1%.

(1) Pursuant to Rule 13-3(d)(1) of the Securities Exchange Act of 1934, the persons listed are deemed to beneficially own shares of the Company's Common Stock if they have a right to acquire such stock within the next sixty days, such as by the exercise of stock options, and any such common stock not presently outstanding shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes for Messrs. Gallup, Eatz and DeChirico an option to acquire 37,500 shares at an exercise price of $6.46 and an option to acquire 61,875 shares at an exercise price of $6.25.

(3) Includes 63,375 10-year warrants at an exercise price of $7.99 issued in connection with the acquisition of Dominion Biologicals Limited and a currently exercisable option to acquire 11,250 shares at $6.46 per share.

(4) Includes a currently exercisable option to acquire 11,250 shares at $8.26 per share.

(5) Includes a currently exercisable option to acquire 3,750 shares at $8.26 per share.

(6) Includes a currently exercisable option to acquire 3,375 shares at $8.26 per share.

(7) Palisade Capital Management, L.L.C. (PCM) reported in a Schedule 13F dated July 29, 2002, that in its capacity as an investment adviser may be deemed to beneficially own 602,250 shares (903,375 shares on a split-adjusted basis) or 7.4% of the Company, which are held of record by clients of PCM. PCM indicated that it had the sole power to vote or to dispose of 602,250 shares (903,375 shares on a split-adjusted basis).

(8) The business address of each incumbent member of the Board of Directors is in care of Immucor, Inc., 3130 Gateway Drive, P.O. Box 5625, Norcross, Georgia 30091-5625.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company's Bylaws. The Board of Directors has established an Audit Committee which has the responsibility of reviewing the Company's financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. McKeithan, Lanson and Bowers were members of the Company's Audit Committee that was responsible for the Company's audited financial statements for the fiscal year ended May 31, 2002. Mr. Rosen served on the Audit Committee during the interim period of October 1, 2001, when G. Bruce Papesh resigned from the Board, and December 19, 2001 when Roswell S. Bowers joined the Board. The Board of Directors has also established a Stock Option Committee, which has the authority to grant stock options to employees from time to time and to administer the Company's various stock plans. Messrs. Gallup, Eatz, and Rosen are members of the Company's Stock Option Committee. The Stock Option Committee may not grant options to any of the Company's Executive Officers without the approval of the Compensation Committee. The Compensation Committee established by the Board is responsible for setting the annual compensation of the Company's executive officers. The Compensation Committee consists of Messrs. McKeithan, Lanson and Kishel. Joseph Rosen served on the Compensation Committee during the interim period of October 1, 2001, when G. Bruce Papesh resigned from the Board, and February 12, 2002 when Dr. Mark Kishel joined the Board. The Board does not have a standing nominating committee.

     The Board of Directors met eleven times, the Audit Committee met five times, the Compensation Committee met twice, and the Stock Option Committee met twice during the fiscal year ended May 31, 2002. Each Director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Audit Committee

     The Audit Committee was comprised of Daniel T. McKeithan, Didier L. Lanson, and Roswell S. Bowers, all of whom are independent directors within the meaning of Rule 4200(a)(14) National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee has adopted a written charter, and a copy of such charter is included as an appendix to this proxy statement.

Report of the Audit Committee

     The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments on the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors' independence.

     The committee discussed with the Company's internal audit representative and independent auditors the overall scope and plans for their respective audits. The committee met with the internal audit representative and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held five meetings during fiscal year 2002.

     The Audit  Committee  has  reviewed  and  discussed  the audited  financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2002 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, and, if needed, subject to shareholder approval, the selection of the Company's independent auditors.



Daniel T. McKeithan, Audit Committee Chair
Didier L. Lanson, Audit Committee Member
Roswell S. Bowers, Audit Committee Member

September 20, 2002


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group. Daniel T. McKeithan, Didier L. Lanson and Dr. Mark Kishel are the members of the Compensation Committee. The Stock Option Committee determines the number of shares to be granted to individual executive officers. Messrs. Gallup, Eatz, and Rosen are members of the Company's Stock Option Committee. The Company's Chief Financial Officer, Mr. Ramsey, attends the meetings of the Compensation Committee at the request of the Board of Directors. Neither Mr. McKeithan, Mr. Bowers, Mr. Lanson, Mr. Rosen nor Dr. Kishel are, nor have they ever been, officers or employees of the Company. Edward L. Gallup and Ralph A. Eatz are the founders of the Company, have been directors and executive officers of the Company since its inception, and each of them participates in decisions on all stock options granted.

     During the last fiscal year, no executive officer of the Company served either as: (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (2) a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

     On June 6, 2000 Edward L. Gallup, President and CEO of Immucor, Inc. entered into a loan agreement with Immucor, Inc. to borrow up to $400,000 in order to meet margin calls related to loans made by brokerage companies. The Company made the loan because it believed that certain benefits would accrue to the Company and its shareholders if such margin calls were satisfied by some means other than having those shares sold by the broker. The loan was payable on demand by the Company and bore interest at the rate paid by the Company under the Company's loan agreement with its principal lender (which was LIBOR plus 1.0%). The loan amount was paid during fiscal 2002 so there is no amount of principal outstanding from Mr. Gallup as of May 31, 2002. Upon repayment of the loan, the Company's Board of Directors adopted a policy prohibiting loans to officers or directors.

Executive Compensation

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and all of the Company's other executive officers for services rendered in all capacities to the Company for the last three fiscal years.


SUMMARY COMPENSATION TABLE

                                                                                                                     Long Term
                                                                                                                   Compensation
                                                      Annual Compensation                                             Awards
                                        -------------------------------------------------                         ----------------
                                                                                                                    Securities
               Name and                                                                        Other Annual         Underlying
          Principal Position                 Year          Salary           Bonus (1)          Compensation         Options (3)
                                                                                                    (2)
---------------------------------------    ---------    --------------    ---------------     ----------------    ----------------

Edward L. Gallup                             2002         $237,066               $40,391             $46,363          75,000
  Chairman of the Board, President           2001          225,008                     -              40,626               -
  and Chief Executive Officer                2000          218,743                 4,875              44,053               -

Ralph A. Eatz                                2002          230,291                45,207              31,753          75,000
  Director and Senior Vice                   2001          218,562                 3,511              32,306               -
  President - Operations                     2000          212,316                 5,482              32,061               -

Dr. Gioacchino DeChirico                     2002          213,976                39,100              16,624          75,000
  Director of European Operations            2001          205,746                     -              16,624               -
                                             2000          197,833                     -              16,624               -

Steven C. Ramsey                             2002          197,778                32,276               2,500          22,500
  Vice President - Chief Financial           2001          181,712                 3,449               2,500               -
  Officer and Secretary                      2000          179,649                 4,342               2,000               -

Patrick Waddy                                2002           75,255                15,600                   -          22,500
  President of Dominion Biologicals          2001           78,000                     -                   -               -
  Limited and European                       2000           81,505                 4,075               2,500               -
  Finance Director

(1) Represents amounts the Company contributed to the 401(k) retirement plan on behalf of the named executive officers. Also includes in 2002 bonuses of $40,391, $39,242, 39,100, $26,342 and $15,600 for Messrs. Gallup, Eatz,
     DeChirico, Ramsey and Waddy, respectively.

(2) Includes the value of life insurance premiums and an allowance for automobile expenditures for each of the above named executive officers as follows: For 2002 - for Messrs. Gallup, Eatz, DeChirico, Ramsey and Waddy, life insurance premiums of $36,763, $22,153, $7,024, $2,500 and $0, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each. For 2001 - for Messrs. Gallup, Eatz, DeChirico, Ramsey and Waddy, life insurance premiums of $31,026, $22,706, $7,024, $2,500 and $0, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each. For 2000 - for Messrs. Gallup, Eatz, DeChirico, Ramsey and
     Waddy, life insurance premiums of $34,453, $22,461, $7,024, $2,000 and $2,500, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each.

(3) Includes stock options granted for each of the above named officers as follows: For 2002 - for Messrs. Gallup and Eatz and Dr. DeChirico, options granted of 75,000 each; and for Messrs. Ramsey and Waddy, options granted of 22,500 each. For 2001 and 2000 - No options were granted to executive officers during the fiscal year.

Stock Options

     Options Granted. During the fiscal year ended May 31, 2002, stock options were granted to Messrs. Gallup, Eatz, and DeChirico, under the 1990 Stock Option Plan and to Messrs. Ramsey and Waddy under the 1998 Stock Option Plan.

     The table below sets forth information regarding the options granted during the fiscal year ended May 31, 2002 to the executive officers listed in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------- --------------------------
                                                                                              Potential Realizable
                                                                                             Value at Assumed Annual
                                    Individual Grants                                         Rates of Stock Price
                                                                                             Appreciation for Option
                                                                                                    Term (3)
------------------------------------------------------------------------------------------- --------------------------
                                 Number of     % of Total
                                 Securities     Options
                                 Underlying    Granted to   Exercise or
                                  Options     Employees in   Base Price
 Name                             Granted      Fiscal Year   ($/share)    Expiration Date        5%           10%
------------------------------- ------------- ------------- ------------- ----------------- ------------- ------------
Edward L. Gallup (1)               75,000         7.0%         $4.50          12/3/11         $212,252     $537,888
Ralph A. Eatz (1)                  75,000         7.0%         $4.50          12/3/11         $212,252     $537,888
Dr. Gioacchino DeChirico (1)       75,000         7.0%         $4.50          12/3/11         $212,252     $537,888
Steven C. Ramsey (2)               22,500         2.1%         $4.50          12/3/11         $ 63,676     $161,366
Patrick Waddy (2)                  22,500         2.1%         $4.50          12/3/11         $ 63,676     $161,366


(1)  Stock  options  granted  under the 1990 Stock  Option  Plan with 50% of the
     options   exercisable   beginning  December  3,  2003,  and  25%  per  year
     thereafter.

(2)  Stock  options  granted  under the 1998 Stock  Option  Plan with 50% of the
     options   exercisable   beginning  December  3,  2003,  and  25%  per  year
     thereafter.

(3) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the U.S. Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

Option Holdings

     The table below presents information concerning option exercises during the past fiscal year and the value of unexercised options held as of the end of the fiscal year by each of the individuals listed in the Summary Compensation Table.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                               Number of Securities
                                                              Underlying Unexercised         Value of Unexercised
                                 Shares                             Options at             In-the-Money Options at
                              Acquired On       Value             May 31, 2002                May 31, 2002 (1)
Name                           Exercise        Realized   Exercisable   Unexercisable    Exercisable  Unexercisable


Edward L. Gallup                 90,000        $801,000      180,000      105,000         $1,406,194     $834,881
Ralph A. Eatz                    90,000        $801,000      180,000      105,000         $1,406,194     $834,881
Dr. Gioacchino DeChirico        112,500        $933,974      112,500      105,000         $  800,719     $834,881
Steven C. Ramsey                 82,125        $661,121       56,812       33,938         $  394,855     $266,848
Patrick Waddy                    37,500        $232,568      109,312       33,938         $  602,305     $266,848


(1) Based on the amount that the closing price as reported by NASDAQ exceeds the exercise price for the Common Stock at the end of the fiscal year. The closing price on May 31, 2002 was $12.97 per share, after adjustment for the three-for-two stock split on September 13, 2002.


Employment   Contracts,   Termination   of  Employment  and  Change  of  Control
Arrangements

     The Company has in effect employment agreements (the "Agreements") with five of its executive officers. The Company entered into written employment agreements with Edward L. Gallup and Ralph A. Eatz on October 13, 1998. Each agreement is for a five-year term and automatically renews for a five-year term, unless sooner terminated. The agreements provide base salaries for Mr. Gallup and Mr. Eatz of $219,668 and $213,243, respectively. The agreements also contain covenants prohibiting Mr. Gallup and Mr. Eatz from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of their employment.

     The agreements with Mr. Gallup and Mr. Eatz obligate the Company to make certain payments to them in certain circumstances if their employment is terminated. If the Company terminates the employment of Mr. Gallup or Mr. Eatz "without cause", then Mr. Gallup or Mr. Eatz would continue to be compensated at a rate equal to their average annual compensation (that is, their base salary plus their average bonus over the last two years) for the remainder of the five year period as renewed, and such amounts would be paid over such period of time rather than in a lump sum. "Cause" is defined in the agreements generally to include dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties assigned to him, and moral turpitude. If the Company terminates the employment of Mr. Gallup or Mr. Eatz within two years after a change of control, or if Mr. Gallup or Mr. Eatz terminate their own employment within 60 days after a change of control, then the Company instead must pay Mr. Gallup or Mr. Eatz a lump sum equal to five times their average annual compensation, plus certain additional amounts to compensate Mr. Gallup or Mr. Eatz if such payments subject Mr. Gallup or Mr. Eatz to a federal excise tax under Section 4999 of the Internal Revenue Code. The Company's agreement to compensate these executives in connection with a change of control is designed to secure for the Company such executives' full time and attention to negotiate the best deal for the Company and its shareholders in the event of a change of control without such executives being distracted by the effects of such change of control upon their own financial interest.

     The Company has in effect an employment agreement with Dr. Gioacchino DeChirico entered into on December 31, 1993. The agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia, S.r.l. The Company may only terminate the employment agreement "for cause", as defined in the agreement. If the Company terminates the employment of the Employee "without cause", the Employee would receive his base annual salary for the remainder of the five year period as renewed upon such termination. On October 13, 1998 the Company entered into a severance agreement with Dr. DeChirico which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Dr. DeChirico within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Dr. DeChirico a lump sum equal to five times his average annual compensation. Dr. DeChirico has agreed to refrain from competition with Immucor Italia, S.r.l. following the termination of the agreement for a period of two years if he is terminated without cause and for a period of four years if he is terminated for cause or if he voluntarily terminates the agreement.

     The Company has in effect an employment agreement with Mr. Steven C. Ramsey entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Ramsey within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Ramsey a lump sum equal to two times his average annual compensation. The agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Ramsey has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.

     The Company has in effect an employment agreement with Mr. Patrick Waddy entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Waddy within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Waddy a lump sum equal to two times his average annual compensation. The agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Waddy has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.


Compensation Committee Report

Executive Officer Compensation

     Daniel T. McKeithan, Didier L. Lanson and Dr. Mark Kishel are the members of the Compensation Committee of the Company's Board of Directors, which was formed on November 10, 1992. The Compensation Committee annually determines the salary, incentive bonus and other compensation to be provided to the Company's executive officers. The Committee believes the Board must act on the shareholders' behalf when establishing executive compensation programs, and the Committee has developed a compensation policy which is designed to attract and retain qualified key executive officers critical to the Company's overall long-term success. As a result, the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plans for its executive officers.

     Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" above. The employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

     The Compensation Committee awarded an average of a four percent (4%) increase in the base salaries of the executive officers in December 2001, no increase in August 2001 and. a four percent (4%) increase in August 2000.

     Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company's executive officers, as well as all other managers within the Company, based upon the Company's operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. Messrs. Gallup, Eatz, DeChirico, Ramsey and Waddy received bonuses of $40,391, $39,242, $39,100, $26,342 and $15,600 during fiscal year ended May 31, 2002. No bonuses were paid to any executive officer in the fiscal years ended May 31, 2001 and May 31, 2000.

     Long-Term Incentives. The Company's stock option program is the Company's primary long-term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way, the long-term compensation of executive officers and other key employees are aligned with the interests of the Company's shareholders. As a result, each key individual is provided a significant incentive to manage the Company's performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibilities and position within the Company. Stock options are granted at market price and will only increase in value if the Company's stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. Stock options were granted to Messrs. Gallup and Eatz and Dr. DeChirico under the 1990 Stock Option Plan and to Messrs. Ramsey and Waddy under the 1998 Stock Option Plan during the fiscal year ended May 31, 2002. During the fiscal years ended May 31, 2001 and May 31, 2000 no Stock Options were granted to any executive officer.

Chief Executive Officer Compensation

     No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool, if any, were subjectively determined taking into account that he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1982, and has worked in the blood banking business for over 35 years. The Compensation Committee believes the salary paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. Mr. Gallup received a bonus of $40,391 and was granted 75,000 stock options in fiscal year 2002. No bonus was earned by, or options granted to, Mr. Gallup in fiscal years 2001 and 2000.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

         Compensation Committee Members         Stock Option Committee Members
                Daniel T. McKeithan                     Edward L. Gallup
                Didier L. Lanson                        Ralph A. Eatz
                Dr. Mark Kishel                         Joseph E. Rosen

Performance Graph

         The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer Group Index for the Company's last five fiscal years. With the acquisition of Gamma Biologicals, Inc. during fiscal year ended May 31, 1999, the only other public company engaged in the blood bank reagent business is Johnson & Johnson through its Ortho business unit. Due to the size and diversity of Johnson and Johnson we do not believe it to be a true peer. For this reason the Peer Group Index includes Biopool International, Inc., Biosite Diagnostics, Inc., Hycor Biomedical, Inc. and Meridian Diagnostics, Inc.


                                 COMPARISON OF CUMULATIVE TOTAL RETURNS*
                    ------------------------------------------------------------
                     5/97     5/98      5/99       5/00       5/01        5/02
IMMUCOR, INC. (%)             -2.82%    43.48%    -34.84%    -68.37%     662.75%
IMMUCOR, INC. ($)   100.00    97.18    139.44      90.85      28.73      219.15

S & P 500 (%)                 30.68%    21.03%     10.48%    -10.55%     -13.85%
S & P 500 ($)       100.00   130.68    158.16     174.73     156.29      134.65

PEER GROUP (%)                41.18%   -29.95%     69.22%     84.38%     -34.17%
PEER GROUP ($)      100.00   141.18     98.90     167.35     308.56      203.13

               ASSUMES INITIAL INVESTMENT OF $100 ON JUNE 1, 1997
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

Compensation of Directors

     Members of the Board of Directors, who are not also executive officers of the Company, receive $500 per meeting and are reimbursed for all travel expenses to and from meetings of the Board. In addition, the Company provides each of the non-employee directors a grant of an option to purchase shares of the Company's Common Stock upon their election as a director at the stock's then current fair market value, and at the direction of the Board, they may receive additional options. The amount of shares subject to the option is determined at the time of the grant. During the fiscal year ended May 31, 2002 stock options to purchase 15,000 shares at an option price of $4.50 were granted to Messrs. Lanson, McKeithan and Rosen, 15,000 shares at an option price of $5.00 were granted to Mr. Bowers and 15,000 shares at an option price of $6.25 were granted to Dr. Kishel. Mr. Lanson holds an option to purchase 30,000 shares, Mr. Rosen holds an option to purchase 19,500 shares, Mr. McKeithan holds an option to purchase 22,500 shares and each of Mr. Bowers and Dr. Kishel hold an option to purchase 15,000 shares of the Company's Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended May 31, 2002, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's Common Stock were met except that Mr. DeChirico, an executive officer and member of the board of directors, failed to file a complete Form 4, omitting one transaction in May, 2002. The omitted transaction was reported on an amended Form 4 in August, 2002.

                      Equity Compensation Plan Information

==============================================================================================================
                                 Number of securities to      Weighted-average        Number of securities
                                 be issued upon exercise      exercise price of     remaining available for
         Plan category            of outstanding options     outstanding options        future issuance
==============================================================================================================
Equity compensation  plans
approved by security holders            1,210,640                   $5.15                   157,296
==============================================================================================================
Equity  compensation  plans  not
approved by security holders            1,503,037                   $4.84                   296,738
==============================================================================================================
             Total                      2,713,677                   $4.98                   454,034
==============================================================================================================

     The Company has various stock option plans that authorize the Company's Stock Option Committee to grant employees, officers and directors options to purchase shares of the Company's common stock. Exercise prices of stock options are determined by the Compensation Committee and have generally been the fair market value at the date of the grant.

     The Company's 1990 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 1,500,000 shares of the Company's common stock. Options to purchase 296,738 shares remain available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

     The Company's 1995 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 1,500,000 shares of the Company's common stock. No options to purchase shares remain available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

     The Company's 1998 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 1,500,000 shares of the Company's common stock. Options to purchase 157,296 shares remain available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

     The foregoing option data is as of May 31, 2002, the end of our most recently completed fiscal year, but has been adjusted to reflect the effect of the recent 3-for-2 stock split.

                   PROPOSAL TO APPROVE THE IMMUCOR, INC. 2002
                               STOCK OPTION PLAN

Introduction


     The Company is seeking shareholder approval of the Company's 2002 Stock Option Plan (the "Plan").

     Approval of the Plan by the shareholders is intended, among other things to enable the Company to grant incentive stock options ("ISOs") under Section 422 of the Code. In addition, the Nasdaq Stock Market, on which shares of the Company's Common Stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors.

     The Board of Directors believes that stock-based incentives are an important element of the Company's compensation package, particularly for senior employees. The purpose of the Plan is to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan is also expected to assist the Company in attracting and retaining selected individuals and to provide incentives to selected individuals for increased efforts and successful achievement on behalf of or in the interest of the Company.


Description of Plan

     Common Stock Subject to the Plan. 1,000,000 shares of the Company's Common Stock have been reserved for use upon the exercise of Options granted from time to time under the Plan. That number would be adjusted in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split or similar corporate change involving the Common Stock. On September 20, 2002, the last sale price for the Common Stock was $15.29 per share. As of such date, the aggregate market value of the Common Stock issuable under the Plan was $15,290,000. As of the date of this Proxy Statement, no options have been granted under the Plan.

     Administration of the Plan. The Stock Option Committee of the Board of Directors manages the Plan. The Stock Option Committee is subject to the Board of Directors of the Company, and the Board of Directors may exercise all the powers of the Stock Option Committee, subject to applicable law.

     Participation. The Stock Option Committee may grant options to any employee or director of the Company or its subsidiaries. As of May 31, 2002, the Company employed approximately 481 persons and its board of directors is comprised of 8 persons. The Stock Option Committee will determine which employees and directors of the Company will be granted options (the "Participants"), the number of shares of Common Stock to be covered by those options, the terms and conditions of each option and any voting and transfer restrictions on the Common Stock issued upon exercise of each option.

     Terms of Options. On the date of grant, the Stock Option Committee will determine the option exercise price, the vesting schedule and the expiration date for each option. The Stock Option Committee may, in its discretion, accelerate the exercisability of any option at any time and for any reason. Upon exercise, Participants must pay for the underlying shares of Common Stock in cash or by tendering shares of Common Stock owned by the Participant, and the Stock Option Committee also has discretion to accept a promissory note of the Participant instead. Options under the Plan are not transferable except under state laws governing estates upon a Participant's death.

     Termination of Employment. The Stock Option Committee has the authority to determine the rights of employees upon termination concerning their options, and may provide for immediate or deferred termination of an option, and acceleration of vesting.

     Amendment of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. Unless expressly authorized in the Plan, no amendment, suspension or termination of the Plan may adversely affect any option previously granted under the Plan without the consent of the Participant affected.

     Federal Tax Consequences of Options. Under current federal income tax laws, generally the grant of a non-qualified stock option does not result in any income to the Participant for federal income tax purposes, or any deduction for the Company. At the time of exercise, however, the Participant generally will recognize ordinary income to the extent that the fair market value of the shares received exceeds the option exercise price, and the Company may take a corresponding deduction. Upon a sale of the shares, the Participant will recognize long-term capital gain if the shares have been held for the required holding period. The amount of the long-term capital gain will be the sale price less the fair market value of the shares on the exercise date.

     If the option is an incentive stock option, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will not receive any corresponding deduction. The optionee will be subject to federal income tax when the optionee sells the shares acquired upon the exercise of the incentive stock option. Upon a sale of the shares, the Participant will recognize long-term capital gain if the shares have been held for the required holding periods. The amount of the long-term capital gain will be the sale price less the option exercise price. The Company will not be entitled to a federal income tax deduction as to any amount taxed as long-term capital gain in connection with the sale of shares acquired upon the exercise of an incentive stock option. In order to be an incentive stock option, the shareholders of the company must approve the plan under which the option was granted within one year of the date of adoption of the plan by the board of directors.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code. In addition, the Plan generally is not subject to the Employee Retirement Income Security Act of 1974.

     Text of the Plan. The preceding summary is qualified in its entirety by reference to the complete text of the Plan which is set forth in Appendix B to this Proxy Statement.


Required Vote; Recommendation


     Approval of the Plan requires a majority of the total votes cast in person or by proxy. Abstentions and broker non-votes will have no effect on the vote.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


Independent Auditors

     Ernst & Young LLP, Atlanta, Georgia, acted as the Company's independent auditors for the fiscal year ended May 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company has not yet selected anyone to act as the Company's independent auditors for its fiscal year ending May 31, 2003. The Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.

Audit Fees

     During the year ended May 31, 2002 the aggregate fees billed by Ernst & Young LLP for the audit of the Corporation's financial statements including reviews of the Corporation's interim quarterly financial statements were approximately $588,000.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for professional services related to financial information systems design and implementation for the year ended May 31, 2002.

All Other Fees

     The aggregate fees billed for all professional services rendered by Ernst & Young LLP for the year ended May 31, 2002 other than those described in the previous two paragraphs were approximately $168,000 (principally for tax services). The Audit Committee considered whether the provision of these services by Ernst & Young LLP was compatible with maintaining the independence of Ernst & Young LLP and concluded that the fees for the provision of such services were compatible with maintaining the independence of Ernst & Young LLP.

Shareholder Proposals

     Immucor's shareholders may submit proposals that they believe should be voted on at the annual meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in Immucor's 2003 proxy statement. Immucor must receive all such submissions no later than June 27, 2003. Alternatively, under Immucor's Bylaws, if a shareholder does not wish to include a proposal or a nomination for the 2003 annual shareholders' meeting in Immucor's proxy statement, the shareholder may submit the proposal or nomination not less than 60 days prior to the anniversary of the date on which Immucor first mailed its proxy materials for the 2002 annual meeting, unless the date of the 2003 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2002 annual meeting. For Immucor's 2003 annual meeting, Immucor must receive such proposals and nominations no later than August 26, 2003. If the date of the 2003 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2002 annual meeting, the shareholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2003 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Management proxies appointed in the enclosed Proxy will be allowed to use their discretionary voting authority with respect to any proposal intended to be presented by a shareholder at the 2003 annual meeting for which the shareholder did not timely seek inclusion in the Company's Proxy Statement and form of Proxy for that meeting and which was not received by the Company by August 31, 2002.

Miscellaneous

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service.

     The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2002, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of the close of business on October 22, 2002, who requests a copy of such report. Any request for the Form 10-K should be made in writing and addressed to: Steven C. Ramsey, Vice President - Chief Financial Officer and Secretary, Immucor, Inc., 3130 Gateway Drive, PO Box 5625, Norcross, GA 30091-5625. If the person requesting the Form 10-K was not a shareholder of record at the close of business on October 22, 2002, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. A copy of any exhibits to the Form 10-K will be furnished upon specific request and upon the payment of the Company's expenses in furnishing such exhibits.

                                    By Order of the Board of Directors



                                    STEVEN C.  RAMSEY,
                                    Secretary
October 25, 2002

                                   Appendix A

                             Audit Committee Charter

Organization

The audit committee will operate under this charter, which will be reviewed and reassessed as conditions dictate and approved by the board of directors, at least annually. The audit committee shall be appointed by the board of directors and shall comprise at least three directors who are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of the independence from management and the Company. All committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

The committee will provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditors, the internal audit representative and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk controls, and ethical behavior.

The following shall be the common recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate given changing circumstances.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     o The committee shall review the interim financial statement with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chairman of the committee may represent the entire committee for the purpose of this review.

     o The committee shall discuss with the internal audit representative and the independent auditors the overall scope and plans for their respective audits including the adequacy of personnel resources and compensation. Also, the committee will discuss with management, the internal audit representative, and the independent auditor the adequacy and effectiveness of the accounting and financial controls including the Company's system to monitor and manage business risk and legal compliance programs. Further, the committee will meet with the internal audit representative and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, propose to the board the replacement of the independent auditors. The committee shall discuss the auditor's independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the company's independent auditor, and, if needed, submit to shareholders for approval.


                                   Appendix B

                                  IMMUCOR, INC.
                             2002 STOCK OPTION PLAN


     1. Purpose. This 2002 STOCK OPTION PLAN (the "Plan") has been established by Immucor, Inc., a Georgia corporation (the "Company"), to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan will provide a means whereby such persons may purchase shares of the common stock, $0.10 par value, of the Company ("Common Stock") pursuant to options.

     2. Administration.

     (a) The authority to manage and control the operation and administration of the Plan shall be vested in a committee (the "Committee") of at least three (3) members of the Board of Directors to be appointed at the pleasure of the Board of Directors of the Company.

     (b) The Committee shall be subject in all respects to the supervisory prerogative of the Board of Directors of the Company. To the extent permitted by applicable law, the powers of the Committee may be exercised by the Board of Directors, in which case the references to the Committee shall be construed to apply equally to the Board of Directors.

     (c) The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter relating to the Plan shall be final and binding on all persons.

     (d) No member of the Committee shall be liable for any action or determination made in good faith and permitted by the terms of the Plan.

     3. Participation. Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, employees and directors of the Company to whom options are to be granted (the "Participants"), the number of shares of Common Stock that shall be subject to options granted to each Participant, the terms and conditions of each option, and the voting and transfer restrictions, if any, to which the shares of Common Stock obtainable upon exercise of each option shall be subject.

     4. Shares Subject to the Plan. The shares of stock that may be subject to options under the Plan shall be shares of Common Stock, and may consist of either unissued shares or shares held in the treasury of the Company. The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed One Million Shares (1,000,000) shares, subject to such adjustments as may take place in accordance with Section 12. If, as to any number of shares, any option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

     5. Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be fixed by the Committee on the date the option is granted.

     6. Option Expiration Date. The "Expiration Date" with respect to an option granted to a Participant under the Plan means the date established by the Committee as the date after which the option is not exercisable.

     7. Exercise of Option.

     (a) Each option shall be exercisable at such time or times as shall be established hereunder. The Committee may, in its discretion, accelerate the exercisability of any one or more options at any time and for any reason. A Participant may exercise an option by giving written notice (the "Exercise Notice") thereof prior to the option's Expiration Date to the Secretary of the Company at the Company's corporate headquarters.

     (b) The full purchase price of the shares purchased pursuant to the exercise of an option shall be paid in cash or check or by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock valued at the last sales price of the Common Stock on the preceding business day as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice. The Committee also may accept in payment of all or part of the purchase price a promissory note of the Participant. In addition to payment of the full price, the Participant shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Committee regarding payment of, any additional amount that the Committee deems necessary to satisfy the Company's liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the option.

     8. Termination of Employment. The Committee may specify, with respect to the options granted to any particular Optionee who is an employee of the Company, the effect upon such Optionee's right to exercise an option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an option, or acceleration of the date at which an option may be exercised in full.

     9. Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

     10. Transferability and Restrictions Upon Transfer and Voting. Options under the Plan are not transferable except by will or under the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant. Shares of Common Stock received upon exercise of options granted under the Plan may be subject to such voting and transfer restrictions as the Committee in its sole discretion shall establish at the time such options are granted. If the transfer or voting of shares obtained upon exercise of an option is restricted, certificates representing such shares may bear a legend referring to such restrictions.

     11. Employment and Shareholder Status. This Plan, any document describing this Plan, the grant of any option hereunder, and any agreement evidencing the grant of such option shall not be construed to give any Participant or any other person a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any shares of Common Stock issuable upon exercise of such option until such option is exercised and certificates representing such shares have been issued and delivered.

     12. Adjustments and Ownership Changes.

     (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding option shall be adjusted or modified accordingly.

     (b) Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder.

     (c) Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a "Termination Event"), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 7. It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company's business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such an acceleration occurs, all outstanding exercisable and non-exercisable options shall be canceled to the extent they remain unexercised at the time such transaction is consummated.

     (d) In no event shall any fraction of a share of stock be issued upon the exercise of an option.

     13. Agreement With Company. At the time of a grant of an option, the Committee shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee (the "Option Agreement"). The Option Agreement shall reflect the Participant's agreement to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. No option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by an Option Agreement approved by the Committee.

     14. Amendment and Termination of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any option previously granted under the Plan without the consent of the holder thereof.

                                  IMMUCOR, INC.
                          OPTION AGREEMENT - 2002 PLAN


     THIS OPTION AGREEMENT (this "Agreement"),  dated as of ____________,  is by
and  between  IMMUCOR,   INC.,  a  Georgia  corporation  (the  "Company"),   and
____________ (the "Optionee").

     WHEREAS, the Board of Directors of the Company has determined that the Optionee is to be granted under the Company's 2002 Stock Option Plan (the "Plan"), on the terms and conditions set forth herein, an option (the "Option") to purchase a specified number of shares of the common stock, par value $0.10 per share, of the Company (the "Common Stock").

     NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

     1. Grant of Option: Number of Shares and Option Price. The Option is for up to ____________ shares of Common Stock (the "Option Shares") at a price of $____________ per share (the "Option Price"). The Option is granted pursuant to the Plan and is subject to the terms and conditions thereof, which are incorporated herein by this reference. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of, or access to, a copy of the Plan.

     2. Period of Option and Conditions of Exercise.

     (a) The Option shall be considered granted as of the date hereof (the "Option Date"). The Option shall expire on ____________ (the "Expiration Date"). Upon the Expiration Date, the Optionee shall no longer be entitled to exercise the Option.

     (b) The Option may be exercised with respect to the number of Option Shares, at the times and under the conditions, if any, set forth on Exhibit A hereto (subject to the provisions of Sections 4 and 5 of this Agreement). Once the Option is exercisable with respect to a number of Option Shares, the Optionee may exercise the Option at any time from time to time with respect to all or part of those Option Shares (except as provided in Section 4). If requested by the Company, the Optionee shall deliver this Agreement to the Secretary of the Company at the time of exercise of the Option so that a notation may be made in this Agreement as to such exercise. After such notation has been made, this Agreement shall then be returned to the Optionee.

     (c) To exercise the Option, the Participant must deliver to the Secretary of the Company at its corporate headquarters the Notice of Exercise attached as Exhibit B to this Agreement together with payment of the aggregate exercise price in the manner permitted by the Plan.

     (d) The Optionee shall not be deemed to be a holder of any Option Shares following the exercise of the Option until the full exercise price for such shares has been paid and a stock certificate has been issued and delivered for such shares.

     3. Adjustment in Number of Shares. The number of Option Shares shall be subject to adjustment for stock dividends, stock splits, or similar corporate change involving the Common Stock to the extent set forth in Section 12 of the Plan.

     1. Termination of Employment. In the event the Optionee's employment with the Company or any of its subsidiaries terminates for any reason, all of Optionee's rights and privileges shall terminate immediately with respect to the unvested portion of the Option (that portion of this Option that immediately prior to such termination was not exercisable), and such portion of the Option shall not thereafter become exercisable. In addition, the Optionee's right to exercise the vested portion of the Option (that portion of the option that was exercisable immediately prior to the termination of the Optionee's employment with the Company or any of its subsidiaries) shall be adjusted as follows:

     (a) In the event of the termination of the Optionee's employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and with written consent of the Company, or (iii) for reasons of death or disability, the Optionee may exercise this Option at any time before the earlier of the expiration date of this Option or within three months after such termination to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     (b) In the event of a termination of the Optionee's employment with the Company or any of its subsidiaries that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without written consent of the Company, this Option (both the vested and unvested portions), to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable. For purposes of the Agreement, "Cause" shall mean that of destruction of property of the Company or a subsidiary, refusal or continuing inability to perform reasonably assigned duties, disregard of Company rules or policies, conduct evidencing willful or reckless disregard of the interests of the Company, or the breach of a material provision of this Agreement. Such determination shall be made by the Committee and shall be final and binding on all parties hereto.

     (c) In the event of termination of employment with the Company or any of its subsidiaries because of the Optionee's mental or physical disability determined by a medical doctor satisfactory to the Company, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's termination or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     (d) In the event of a termination of employment with the Company or any of its subsidiaries because of the Optionee's death, the Optionee's administrators, executors or personal representatives, may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares which were exercisable hereunder at the date of such termination).

     5. Ownership Change. In the event of any merger, consolidation, reorganization, division or other corporate transaction in which the common stock of the Company is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall provide for the assumption or substitution of comparable stock options in place of the Option.

     6. Option Not Transferable. The Option is not transferable other than by will or under the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.

     7. Investment Representations.

     (a) The Optionee acknowledges that, unless and until the Company notifies the Optionee otherwise, the Option and the Option Shares obtainable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws.

     (b) The Optionee acknowledges that, prior to the issuance of the Option Shares, the Company may delay the delivery of certificates for the Option Shares for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the requirements of the Securities Act or the Securities Exchange Act or 1934, as amended, or any rules or regulations of the Securities and Exchange Commission or any stock exchange promulgated thereunder; or (ii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities. The Optionee shall provide such information as the Company deems necessary or desirable to secure such compliance.

     8. Legends. The share certificates evidencing the Option Shares may contain such legends as may be required in keeping with applicable state corporation and securities laws.

     9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile transmission or by mail, to the following address:

     To Optionee:     At the address shown under the Optionee's signature below.

     To the Company:  Immucor, Inc.
                      3130 Gateway Drive
                      PO Box 5625
                      Norcross, Georgia  30091-5625
                      FAX:  (404) 242-8930
                      Attention:  Chief Financial Officer

or at such other address or facsimile number as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by facsimile transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a on-business day.

     10. Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

     11. Amendments. This Agreement may be amended or modified only by an instrument in writing signed by the Optionee and an authorized representative of the Company. Except as provided in Section 14, no third party shall be entitled to claim the benefit of or enforce this Agreement.

     12. Governing Law. This Agreement has been entered into, and shall be governed by and construed according to the laws of the State of Georgia, without regard to the conflicts of law rules thereof.

     13. Regulatory Approvals. The exercise of this Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration, or qualification of any shares of Common Stock upon any securities exchange or quotation system or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then in any such event such exercise shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent, or approval shall have been effected or obtained.

     14. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of the Optionee hereunder with respect to the Option and the Option Shares. The parties shall take such steps as reasonably may be necessary, including but not limited to the execution and delivery of an agreement or replace this Agreement, to give effect to the provisions of this Section 14 in a way that the relative benefits and obligations of the parties (and their successors and assigns) under this Agreement are preserved as closely as possible.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                 IMMUCOR, INC.


                 By:
                        -------------------------------------------------------
                        Edward L. Gallup
                        President



                 Name:        -------------------------------------------------

                 Address:
                              -------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------

                                    EXHIBIT A

                  To Option Agreement Dated As of ____________

                           Number of Option Shares and
                        Terms and Conditions of Exercise:


____________ shares exercisable after ____________, provided employee is still employed by Immucor, Inc. on a full-time basis on this date.

50% of the total granted exercisable after ____________.

25% of the total granted exercisable after ____________.

25% of the total granted exercisable after ____________.

Notwithstanding the foregoing schedule, all options shall be immediately exercisable on an accelerated basis in the event of a Termination Event as defined in Section 12 of the 1998 Plan, or a Change of Control. For purposes of this Agreement, "Change of Control" shall mean: (1) the consummation of the acquisition of 51% or more of the voting power or value of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company); (2) the consummation of a merger, consolidation or other reorganization of the Company (other than a re-incorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or (3) a change in the composition of a majority of the Company's Board of Directors, other than such a change attributable to the election of any director recommended to the shareholders by a majority of the Board of Directors and other than changes attributable from the resignation of any director.

                                    EXHIBIT B
                 NOTICE OF EXERCISE OF STOCK OPTIONS - 2002 PLAN


To Immucor, Inc.

     I hereby elect to purchase _________________________ shares of common stock, par value $0.10 per share ("Common Stock"), of Immucor, Inc. (the "Company") in accordance with the option ("Option") granted to me on ____________, under the Option Agreement between the Company and me, dated as of that date (the "Option Agreement"). Enclosed is payment in full of the exercise price for such shares, calculated in accordance with the terms of the Company's 2002 Stock Option Plan, consisting of a check in the amount of $-----------.

     I hereby represent and warrant that my exercise of the Option is in compliance with the terms and conditions set forth in the Option Agreement. I further acknowledge and agree that the shares so purchased shall remain subject to the applicable terms and conditions set forth in the Option Agreement.


Date:
     ------------------------  ------------------------------------------------

                                   Appendix C

                                 REVOCABLE PROXY

                                  IMMUCOR, INC.

  Annual Meeting of Shareholders of Immucor, Inc. to be held November 15, 2002


     The undersigned shareholder(s) of Immucor, Inc. (the "Company") hereby appoints, constitutes and nominates Edward L. Gallup and Ralph A. Eatz, and each of them, the attorney, agent and proxy of the undersigned, with individual power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, November 15, 2002, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a properly completed proxy that is later dated, prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated September 30, 2002.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. ELECTION OF DIRECTORS. To elect the following eight people as directors as follows: Ralph A. Eatz, Edward L. Gallup, Gioacchino DeChirico, Didier L. Lanson, Daniel T. McKeithan, Joseph E. Rosen, Roswell S. Bowers and Dr. Mark Kishel to serve until the next annual meeting and until their successors are duly elected and qualified.


           FOR ALL NOMINEES ______WITHHELD FROM ALL NOMINEES _______





           ______ __________________________________________________
                     For all nominees except as noted above


2.   2002 STOCK OPTION  PLAN:  To approve the  Immucor,  Inc.  2002 Stock Option
     Plan.

                       FOR _____ AGAINST_____ ABSTAIN_____


MARK HERE IF YOU PLAN TO ATTEND THE MEETING ______


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE DIRECTORS PRESENT AT THE MEETING.

Please sign exactly as your name appears on this card. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To vote in accordance with the Board of Director recommendations, just sign and date this proxy; no boxes need to be checked.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.




Signature: ___________________________Date:___________________


Signature: ___________________________Date: __________________